UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2008, Vonage Holdings Corp. (the “Company”) entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”) with Sharon A. O’Leary, its former Executive Vice President, Chief Legal Officer and Secretary who stepped down from her position effective March 31, 2008.

Pursuant to the terms of the Separation Agreement, the Company agreed, in consideration for a general release and certain other obligations, to make the following payments to Ms. O’Leary consistent with the terms of her employment agreement: (a) $169,360, which constitutes Ms. O’Leary’s bonus for 2007 and was paid in a lump sum payment; (b) $42,340, which constitutes Ms. O’Leary’s pro-rata bonus for 2008 and will be paid in a lump sum payment not later than April 30, 2008; (c) $290,000, which represents Ms. O’Leary’s annual base salary upon separation and which will be paid in substantially equal regular payroll installments, over a six-month period; and (d) at Ms. O’Leary’s request until December 31, 2008, an amount not exceeding $50,000 for outplacement services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: April 10, 2008	By:	/s/ John S. Rego
John S. Rego
Executive Vice President, Chief Financial Officer and Treasurer